UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
June 23, 2011
Date of Report (Date of earliest event reported)
NOVASTAR FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-13533	74-2830661
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2114 Central Street, Suite 600, Kansas City, MO 64108
(Address of principal executive offices) (Zip Code)
(816) 237-7000
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events
On June 23, 2011, NovaStar Financial, Inc. (the “Company”) issued a press release announcing that (a) all five proposals considered at the special meeting of Company stockholders held on June 23, 2011 were approved and (b) the requisite consents of the holders of the 8.90% Series C Cumulative Redeemable Preferred Stock of the Company, par value $0.01 per share (the “Series C Preferred Stock”), and the holders of the 9.00% Series D1 Mandatory Convertible Preferred Stock of the Company, par value $0.01 per share (the “Series D Preferred Stock”), to complete the Company's offer to exchange all outstanding Series C Preferred Stock for Company common stock, par value $0.01 per share (the “Common Stock”), and cash and to complete the Company's agreement to exchange all outstanding Series D Preferred Stock for Common Stock and cash have been received.
A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits
The following exhibit is furnished with this report as required by Item 601 of Regulation S-K:

Exhibit Number	Description
99.1	Press Release of NovaStar Financial, Inc., dated June 23, 2011
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVASTAR FINANCIAL, INC.

DATE: June 23, 2011	/s/ Rodney E. Schwatken ______________
Rodney E. Schwatken
Chief Financial Officer